Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-239207, 333-252584, 333-252585 and 333-267689) on Form S-1; (Nos. 333-221966, 333-228908, 333-235441, 333-237581, 333-239851, 333-254309, 333-279123, and 333-281579) on Form S-3, and (No. 333-259264) on Form S-8 of our report dated March 31, 2025, with respect to the consolidated financial statements of Predictive Oncology Inc.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

March 31, 2025